Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
July 24, 2007	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS SECOND QUARTER RESULTS

Note: Harte-Hanks will hold a second quarter earnings conference call on July 24, 2007 at 10AM CT. The number is 800-988-9498 domestic or 210-234-0029 international, pass-code 121693. The conference call will also be audio Webcast. To access, please go to https://e-meetings.mci.com, conference number 1143353, pass-code 121693. There will be an audio replay available shortly after the call through August 3, 2007. To access, please call 888-299-2334 domestic or 402-998-1231 international, pass-code 121693.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported second quarter 2007 diluted earnings per share of $0.31 on revenues of $290.1 million. These results compare to diluted earnings per share of $0.37 on $298.4 million in revenues for the second quarter of 2006. Second quarter 2006 results included the receipt of a contract termination fee of $7 million, which, after expenses associated with the termination, contributed approximately $0.03 per share.

The following table presents financial highlights of the company’s operations for the second quarter of 2007 and 2006, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2007	2006	% Change
Operating revenues	$290,145	$298,372	-2.8%
Operating income	41,579	51,548	-19.3%
Net income	22,895	30,189	-24.2%
Diluted earnings per share	0.31	0.37	-16.2%

Diluted shares (weighted average common and common equivalent shares outstanding)	74,796	81,915	-8.7%

In the discussion below the company intends to provide investors with a better understanding of the operating results and underlying trends to assess the company’s performance and liquidity.

Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

For the three months ended June 30, 2007, the company generated free cash flow of $26.2 million, down from $32.8 million in the prior year’s quarter.

For the six months ended June 30, 2007, the company’s revenues were down 0.6% to $573.2 million and operating income was down 14.7% to $77.7 million. Diluted earnings per share for the six months ended June 30, 2007 were $0.57, compared to $0.65 for the 2006 six-month period.

Commenting on the second quarter 2007 performance, Chief Executive Officer Richard Hochhauser said, “Our second quarter performance was poor. As discussed below, we have taken and are continuing to take actions to improve revenue performance and reduce operating expenses.”

Discussing the performance of individual business segments, Hochhauser said, “Direct Marketing revenue was essentially flat (up 0.4%), with EBITDA down 10.7% and operating income down 14.8% compared to the prior year’s second quarter. Some of this weak comparison with the prior year’s quarter is related to the revenue and profit impact in the 2006 period of the receipt of a $7 million contract termination fee – excluding the impact of this fee from the 2006 period, revenue would have been up 4.6%, with EBITDA up 2.7% and operating income up 1.4%. In addition, this quarter’s performance was negatively impacted by expenses incurred in connection with cost reduction measures initiated in the quarter. Our high tech/telecom vertical had strong year-over-year double-digit revenue growth in the quarter, and our select vertical had growth in the high-single digits over the prior year. Our pharma healthcare vertical was up mid-single digits, while retail was flat. Our financial vertical showed a double-digit revenue decline, primarily as a result of the receipt of the contract termination fee described above in the 2006 period.”

Turning to Shoppers performance, Hochhauser said, “The Shoppers negative performance trend continued, with revenue down 7.1%, EBITDA down 20.2%, and operating income down 22.6% from the second quarter of 2006. We continue to face a difficult revenue environment. While we believe this environment is primarily attributable to the condition of the real estate and associated financing markets in the California and Florida geographies in which we operate, the impact is affecting virtually all revenue categories. As a result of this continuing difficult revenue environment, we shut down approximately 600,000 of circulation at the end of the second quarter, which we have previously announced. We will continue to evaluate all of our circulation performance, but do not anticipate further circulation reductions of this magnitude in the near term.”

“We incurred a total of over $2 million of expenses in the quarter in connection with reducing Shoppers circulation, reducing our fixed cost base, and reducing headcount. We anticipate that we will incur additional expense of at least this amount during the remainder of 2007 as we continue to adapt the organizational structure and reduce our fixed cost base. In addition to savings, we believe these actions will increase effectiveness. The associated expenses will exceed the savings that we will see from such actions in 2007. We nevertheless are firm in our convictions that these are the correct and effective steps to take to improve our long-term performance. These actions are being taken both to reflect the revenue levels we have been generating and, more importantly, to accelerate revenue growth in Direct Marketing and to return to revenue growth in Shoppers.”

Concluding, Hochhauser said, “This has been a difficult first half of the year for us. In Direct Marketing we have work to do to improve the rate of growth and performance of this business. We expect the external factors that have impacted shopper revenue performance to date will continue for the remainder of the year. Given this outlook and our first half performance it is unlikely that we will be able to deliver the same amount of EPS for the full year 2007 as the $1.39 we reported for the full year 2006. While these results are disappointing and far below our expectations coming into this year, we have fundamentally sound and strong businesses in attractive markets, and we are committed to delivering improved performance.”

Highlights of the second quarter included:

Direct Marketing:

•	One of the country’s largest independent, family-owned department stores chose Harte-Hanks Allink for its retail database marketing solution to support the company’s rapid growth and expansion.

•	Harte-Hanks was awarded “Supply Chain Provider of the Year” honors by its client and leading retailer J.C. Penney Company, Inc., for 2007.

•

Harte-Hanks signed a three-year contract to provide the Allink database solution for a global manufacturer of consumer package goods (CPG). Another global CPG manufacturer engaged Harte-Hanks to provide our hosted nexTouch global fulfillment solution.

•	During the quarter, Harte-Hanks Trillium Software® was positioned in the “leaders” quadrant of Gartner, Inc.’s “Magic Quadrant for Data Quality Tools, 2007” report.

Shoppers:

•

PennySaver reduced circulation of its weekly shoppers publication in California by approximately 593,000. The circulation reduction affected three areas: Fresno/Visalia (circulation, 379,000, with last date of publication June 27, 2007), Oakland (circulation, 181,500, with last date of publication June 13, 2007) and Davis (circulation, 32,500, with last date of publication June 13, 2007). With the reduction, Harte-Hanks said its PennySaver still reaches approximately 10 million addresses each week, covering approximately 75% of California’s households.

The Harte-Hanks Shoppers circulation in Florida, approximately 3 million, was not impacted by this reduction.

Corporate:

•	Harte-Hanks paid a regular cash dividend of 7.0 cents per share on June 15, 2007 to shareholders of record on June 1, 2007.

•

The Board of Directors increased the company’s share repurchase authorization during the quarter by 6 million shares. During the second quarter, Harte-Hanks purchased 1.6 million shares of its common stock. There are approximately 8.4 million shares remaining from repurchase authorizations at June 30, 2007. Since January 1997 the company has acquired approximately 53.5 million shares (split adjusted) under its repurchase program.

About Harte-Hanks:

Harte-Hanks, Inc. is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value – a process of “customer optimization” – organized around five strategic considerations: Information (data collection/management) — Opportunity (data access/utilization) – Insight (data analysis/interpretation – Engagement (knowledge application) – Interaction (program execution). Expert in integrating this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with approximately 13 million circulation each week in California and Florida.

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For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation and other financial items, (4) our expectations for our businesses and for the industries in which we operate, (5) competitive factors, (6) acquisition and development plans, and (7) other statements regarding future events, conditions or outcomes. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) the number of shares that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
In thousands, except per share data	2007	2006	2007	2006
Operating revenues	$290,145	$298,372	$573,173	$576,767
Operating expenses:
Labor	113,636	110,482	230,792	218,401
Production and distribution	100,526	106,138	200,542	207,989
Advertising, selling, general and administrative	25,260	21,761	45,650	42,999
Depreciation and amortization	9,144	8,443	18,495	16,260

	248,566	246,824	495,479	485,649

Operating income	41,579	51,548	77,694	91,118

Other expenses (income):
Interest expense	3,263	1,013	6,257	1,868
Interest income	(128)	(85)	(304)	(111)
Other, net	234	465	354	729

	3,369	1,393	6,307	2,486

Income before income taxes	38,210	50,155	71,387	88,632
Income tax expense	15,315	19,966	28,165	34,660

Net income	$22,895	$30,189	$43,222	$53,972

Basic earnings per common share	$0.31	$0.38	$0.58	$0.67

Weighted-average common shares outstanding	73,398	80,329	74,057	80,826

Diluted earnings per common share	$0.31	$0.37	$0.57	$0.65

Weighted-average common and common equivalent shares outstanding	74,796	81,915	75,530	82,472

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	June 30, 2007	December 31, 2006
Cash and cash equivalents	$33,955	$38,270

Long-term debt	212,000	205,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended June 30,			Six months ended June 30,
In thousands	2007	2006	% Change	2007	2006	% Change
OPERATING REVENUES:
Direct Marketing	$174,472	$173,808	0.4%	$345,645	$338,126	2.2%
Shoppers	115,673	124,564	-7.1%	227,528	238,641	-4.7%

Total operating revenues	$290,145	$298,372	-2.8%	$573,173	$576,767	-0.6%

OPERATING INCOME:
Direct Marketing	$24,334	$28,577	-14.8%	$44,762	$48,961	-8.6%
Shoppers	20,344	26,274	-22.6%	39,089	48,200	-18.9%
General corporate expense	(3,099)	(3,303)	6.2%	(6,157)	(6,043)	-1.9%

Total operating income	$41,579	$51,548	-19.3%	$77,694	$91,118	-14.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$6,921	$6,435	7.6%	$14,173	$12,252	15.7%
Shoppers	2,218	2,005	10.6%	4,312	3,999	7.8%
General corporate expense	5	3	66.7%	10	9	11.1%

Total depreciation and amortization	$9,144	$8,443	8.3%	$18,495	$16,260	13.7%

Reconciliation of Net Income to Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
In thousands	2007	2006	2007	2006
Net Income	$22,895	$30,189	$43,222	$53,972
Add: After-tax stock-based compensation (Note 1)	1,114	1,141	2,138	2,231
Add: depreciation and amortization	9,144	8,443	18,495	16,260
Less: capital expenditures	6,970	6,948	13,933	17,390

Free cash flow	$26,183	$32,825	$49,922	$55,073

Note 1:	Pre-tax compensation expense was $1,860 and $1,895 for the three months ended June 30, 2007 and 2006, respectively.

Pre-tax compensation expense was $3,532 and $3,659 for the six months ended June 30, 2007 and 2006, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended June 30,		Six months ended June 30,
In thousands	2007	2006	2007	2006
Net Income	$22,895	$30,189	$43,222	$53,972
Add: Depreciation and amortization	9,144	8,443	18,495	16,260
Interest expense, net and non-operating, net	3,369	1,393	6,307	2,486
Income tax expense	15,315	19,966	28,165	34,660

EBITDA	$50,723	$59,991	$96,189	$107,378

EBITDA by Segment:
Direct Marketing	$31,255	$35,012	$58,935	$61,213
Shoppers	22,562	28,279	43,401	52,199
Corporate	(3,094)	(3,300)	(6,147)	(6,034)

	$50,723	$59,991	$96,189	$107,378